SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRIPLE-S MANAGEMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 16, 2004

Dear dentist shareholder of Triple-S Management:

     Reference is made to the first meeting of shareholders of Triple-S Management who are dentists celebrated when Dr. Humberto Villa was President of the College of Oral Surgeons of Puerto Rico. At that time, we met to discuss issues of interest for Triple-S Management and its shareholders.

     In order to continue with this exchange of ideas, I invite you to attend Los Chavales Restaurant located in 253 F.D. Roosevelt Avenue, Hato Rey, Puerto Rico, on Tuesday, April 20, 2004 at 7:00 pm.

     It is very important to the Board of Directors of Triple-S Management to maintain good dialog with its shareholders. For this reason I hope to see and greet you personally next Tuesday.

Cordially,

Jesús R. Sánchez Colón, DMD
President of the Dental y Reasonable Fees Committee
Board of Directors